EXHIBIT 10.3

         HOPPER EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this fifteenth (15) day of September, 2000, ("Effective Date") by and between MR3 Systems, Inc., a Delaware corporation, ("EMPLOYER") located at Pier 54, San Francisco, California 94107, and Larry J. Hopper ("EMPLOYEE") whose address is 1909 Eagle Ridge Drive, Monroeville, PA 15146.

         RECITALS
         ---------
                  WHEREAS, EMPLOYER requires the services of a Senior Vice President, Business Development who will have responsibility for providing leadership and direction to meet EMPLOYER's business development goals; and

                  WHEREAS, EMPLOYEE warrants that he has the special skills, knowledge, abilities and experience required for the position of Senior Vice President, Business Development; and

                  WHEREAS, EMPLOYER desires to employ EMPLOYEE as its Senior Vice President, Business Development subject to the terms and conditions of this Agreement; and

                  WHEREAS, EMPLOYEE wishes to be employed by EMPLOYER to serve as its Senior Vice President, Business Development.

                  NOW, THEREFORE, in consideration of the recitals, covenants, conditions and promises contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                              EMPLOYMENT AND DUTIES
                              ---------------------
1.1 Employment. EMPLOYER hereby engages EMPLOYEE to serve in the capacity of Senior Vice President, Business Development, of EMPLOYER and EMPLOYEE hereby accepts said employment on the terms and conditions set forth in this Agreement.

1.2 Duties. EMPLOYEE shall report directly to the Chief Executive Officer of EMPLOYER and shall perform such duties and services as are customarily provided by the Senior Vice President, Business Development, of a corporation such as EMPLOYER. Said duties and services shall be more particularly described in Exhibit "A" attached hereto. (Exhibit "A" is incorporated herein by reference.)

1.3 Hours. EMPLOYEE shall devote his full time, attention and energies to the business of EMPLOYER and shall not, during the term of this Agreement, be engaged in any other full or part-time employment or other affiliation which will keep him from fulfilling his duties to EMPLOYER hereunder. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed to prevent EMPLOYEE from participation in professional association activities approved by EMPLOYER.

1.4 Representation and Warranty of EMPLOYEE. EMPLOYEE represents and warrants to EMPLOYER that performance of his duties will not violate any agreements with, or trade secrets of, any other person or entity.

                                   ARTICLE II
                                  COMPENSATION
                                  ------------

2.1      Base Salaries.
         --------------
                  2.1.1    Initially,   for   services   rendered   by  EMPLOYEE
                           hereunder, EMPLOYEE shall be paid a Base Salary of Eight Thousand Dollars ($8,000) per month.

                  2.1.2 Upon completion of Milestone I as set forth Exhibit A hereto ("Milestone I"), EMPLOYEE shall be paid a Base Salary of Twelve Thousand Five Hundred Dollars ($12,500) per month.

                  2.1.3 Upon completion of Milestone II as set forth Exhibit A hereto ("Milestone II"), EMPLOYEE shall be paid a Base Salary of Fifteen Thousand Dollars ($15,000) per month.

                  2.1.4 EMPOLYEE's right to receive the Base Salary increases set forth in sections 2.1.2 and 2.1.3 above are expressly conditioned upon the fiscal ability of EMPLOYER to pay such increases, in addition to paying increases of the same amounts to both its Chairman and CEO, and its Vice Chairman and CSO, without impairing the financial condition of the EMPLOYER as determined by its Board of Directors. Any Base Salary increases earned under Sections 2.1.2 and 2.1.3 above, but not paid under this Section 2.1.4 shall be accrued on the books on the EMPLOYER, together with the unpaid salary increases for the CEO and the CSO. Payment of any accrued salaries shall be deferred until such time as the EMPLOYER's financial condition can sustain both the ongoing payment of increased salaries to EMPLOYEE, CEO and CSO, and the pay down of all, or a pro-rata portion of the accrued salaries.

                  2.1.5 Said Base Salaries shall be paid to EMPLOYEE monthly in accordance with EMPLOYER's payroll practices. All Salaries shall be subject to all appropriate and required payroll deductions.

2.2      Stock  Options.
         ---------------
                           EMPLOYER grants to EMPLOYEE 5-year options, commencing as of the Effective Date, to purchase the Common Stock of EMPLOYER, at an exercise price of $0.40 per share ("Options"), vesting as follows:

                  2.2.1    Options   to   purchase   500,000   shares   to  vest
                           immediately upon the signing of this Agreement; and

                  2.2.2 Options to purchase an additional 500,000 shares to vest immediately upon completion of Milestone I; and

                  2. 2.3 Options to purchase an additional 500,000 shares to vest immediately upon completion of Milestone II.

2.3      Benefits.
         ---------
                           EMPLOYEE shall be entitled to the following fringe benefits:

                  A. Vacation and Sick Days. EMPLOYEE shall be entitled to the vacation and sick day benefits accorded employees as established by the EMPLOYER personnel policies.

                  B. Federal and State Holidays. EMPLOYEE shall be paid for federal and state holidays in accordance with EMPLOYER'S holiday policy.

                  C. Professional Association Dues, Subscriptions and Attendance at Professional Association Meetings. EMPLOYER will pay for professional association dues, subscriptions to professional periodicals and payment for attendance at professional association meetings as reasonably approved by the Board of Directors as part of its annual budgeting process.

                  D.       Additional  Benefits:  Employee  shall be entitled to
such additional benefits, including medical, disability and death, and retirement benefits, in accordance with any of those types of benefit plans when and if adopted by Employer.

                                   ARTICLE III
                              TERM AND TERMINATION

3.1      Initial  Term.
         -------------
                  The initial term of this Agreement ("Initial Term") shall commence on the Effective Date of this agreement ("Commencement Date"), and shall continue in effect until December 31, 2003, unless sooner terminated pursuant to the terms of this Agreement.

3.2      Automatic  Renewal.
         -------------------
                  Upon completion of the Initial Term, the Agreement shall continue from month to month until terminated or until the parties negotiate a new term.

3.3 Termination Without Cause. Either party may terminate this Agreement, without cause, at any time, upon providing the other party with sixty (60) calendar days' prior written notice of said termination. Termination shall automatically become effective sixty (60) calendar days following the giving of said notice ("Effective Date of Termination").

3.4      Termination For Cause.
         -----------------------
                  Notwithstanding any provision in this Agreement to the contrary, EMPLOYER shall have the right to terminate this Agreement and EMPLOYEE's employment hereunder for "cause". In the event EMPLOYEE is terminated for "cause", termination shall be effective upon fifteen (15) days' prior written notice by EMPLOYER. For purposes of this Agreement, "cause" shall be defined as:

(a)      Conviction of EMPLOYEE of a felony.
(b) Conviction of EMPLOYEE of a misdemeanor of moral turpitude which affects EMPLOYEE's ability to perform his duties under this Agreement.
c) EMPLOYEE's refusal to physically report to work for a period of two (2) weeks for any reason other than authorized vacation days, sick days, holidays, attendance at conventions/conferences, or the death or disability of EMPLOYEE.
(d)      Willful malfeasance or gross negligence of EMPLOYEE.
(e) Material refusal by EMPLOYEE to perform his duties, or his substantial neglect of the duties assigned to him.
(f)      Disloyal, dishonest or illegal conduct by EMPLOYEE.
(g) Breach by EMPLOYEE of any other terms of this Agreement and his failure to cure said breach within ten (10) calendar days.

                  Notwithstanding any provision of this Agreement to the contrary, termination of EMPLOYEE's employment pursuant to this Section 3.5 shall result in termination of EMPLOYER's obligation to pay for or provide any of the following: (i) Base Salary (except to the extent that said Salary has been earned and not yet paid) or (ii) Stock Options (except to the extent that said been earned but not yet paid).

3.5      Effect of  Termination.
         -----------------------
         Notwithstanding any provision of this Agreement to the contrary, upon termination of this Agreement for any cause or reason, EMPLOYER shall pay EMPLOYEE for all vacation time accrued but not used by EMPLOYEE prior to the Effective Date of Termination as required by applicable State laws and regulations.

3.6      Payment Upon Termination by EMPLOYER.
         -------------------------------------
         Notwithstanding any provision in this Agreement to the contrary, if EMPLOYER terminates EMPLOYEE's Employment without cause pursuant to Section 3.3 hereof, EMPLOYEE shall be entitled to his then base salary for three (3) months at the rate of the base salary then in effect, which three month period shall begin on the effective date of the termination (the "Severance Benefits"). The obligation to pay Severance Benefits shall not be subject to credit, set-off or diminution by reason of the fact that EMPLOYEE may be gainfully employed during the period that such Severance Benefits are payable.

                                   ARTICLE IV
         EXPENSES
         --------
         EMPLOYEE shall be entitled to reimbursement for those ordinary and necessary expenses incurred in performance of his duties hereunder in accordance with EMPLOYER's standard policy for reimbursement of business expenses for its executives. Payment for any other expenses shall be subject to the prior written approval of the Board of Directors of EMPLOYER.

                                    ARTICLE V
         CONFIDENTIALITY
         ---------------
         EMPLOYEE agrees to enter into the form of Confidentiality Agreement attached hereto as Exhibit B and made a part hereof.

                                   ARTICLE VI

         NON-COMPETITION
         ---------------
         Unless otherwise waived in writing by the EMPLOYER, which waiver shall not be unreasonably withheld, during the term of this Agreement, EMPLOYEE shall serve EMPLOYER diligently and to the best of his abilities and shall not compete with EMPLOYER in any way. Without limiting the generality of the foregoing, EMPLOYEE shall not, during the term of this Agreement, directly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, shareholder or in any other capacity, own any interest in, manage, operate, join, control, assist, participate in the ownership, management, operation or control of, furnish any capital to, be connected in any manner with or provide any services as a consultant for any person, corporation, partnership, proprietorship, firm, association, other entity or business which competes with any business of EMPLOYER and its affiliates as conducted from time to time.

                                   ARTICLE VII
         SOLICITATION OF EMPLOYEES
         -------------------------
                  EMPLOYEE agrees that during his employment and for a period of two years thereafter, he will not, directly or indirectly, individually or on behalf of another, solicit or induce EMPLOYER's employees, agents or consultants to terminate their relationship with EMPLOYER in order to accept employment, an agency or a consultancy with EMPLOYEE or another person or entity.

                                  ARTICLE VIII
         CONFIDENTIAL INFORMATION OF OTHERS
         ----------------------------------
                  EMPLOYEE warrants that he is not covered by any restrictive covenant with another employer that would preclude him from performing his duties hereunder. EMPLOYEE agrees that in performing such duties for EMPLOYER, he will not use or otherwise divulge confidential or proprietary information, or trade secrets obtained from a former employer.

                                   ARTICLE IX
         NOTICES
         -------
                  All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

                  EMPLOYER:         Pier 54
                                    San Francisco, CA  94107
                                    Attention:  CEO

                  EMPLOYEE:         1909 Eagle Ridge Drive
                                    Monroeville, PA  15146

                  Notice shall be deemed given on the date it is delivered if delivered personally, and on the date of the return receipt if dispatched by certified or registered mail, return receipt requested. Any party may change the address to which to send notices by notifying the other party of such change of address in writing.

                                    ARTICLE X
         SEVERABILITY
         ------------
                  Any terms or provisions of this Agreement which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other term or provision herein and such remaining terms and provisions shall remain in full force and effect.

                                   ARTICLE XI
         GOVERNING LAW
         -------------
                  The existence, validity and construction of this Agreement shall be governed by the laws of the State of California.

                                   ARTICLE XII
         ASSIGNMENT
         ----------
                  Neither party shall assign this Agreement without the prior written consent of the other. This Agreement shall be binding on the parties and their respective successors and assigns.

                                  ARTICLE XIII
         WAIVER
         ------
                  The waiver by either party of any one or more defaults, if any, on the part of the other, shall not be construed to operate as a waiver of any other or future defaults, under the same or different terms, conditions or covenants contained in this Agreement.

                                   ARTICLE XIV
         CAPTION AND HEADINGS
         --------------------
                  The captions and headings throughout this Agreement are for convenience of reference only and shall in no way be held or deemed to be a part of or affect the interpretation of this Agreement.

                                   ARTICLE XV
         MEDIATION/ARBITRATION OF DISPUTES
         ----------------------------------
15.1     Mediation  Agreement.
         ---------------------
         The EMPLOYER and EMPLOYEE agree that, to the fullest extent permitted by law, any and all controversies between them will be submitted to mediation upon terms mutually agreeable to both parties. In the event the parties do not resolve the controversies through mediation, then the EMPLOYER and EMPLOYEE agree that, to the fullest extent permitted by law, any and all said controversies between them will be submitted for resolution to binding arbitration. The parties understand and agree that in the event mediation is unsuccessful, then arbitration will be the exclusive forum for resolving disputes between them, including statutory claims and all disputes arising out of the employment relationship and the termination of such relationship. The EMPLOYEE and EMPLOYER expressly waive their entitlement, if any, to have controversies between them decided by a court or jury.

15.2     Agreement to Arbitrate All Employment Disputes.
         -----------------------------------------------
         Private arbitration is the referral of a dispute to an impartial third party, instead of a court or jury, for a final and binding decision. Any dispute arising out of EMPLOYEE's employment with EMPLOYER including termination of employment and all statutory claims, will be submitted to binding arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. EMPLOYER and EMPLOYEE each expressly waive entitlement, if any, to have any such controversy heard before a court or a jury.

15.3     Time Limits for Initiating  Arbitration.
         ----------------------------------------
         Either party may, within one year of the occurrence of the event giving rise to the dispute, initiate arbitration by notifying the other in writing. In the case of a dispute involving statutory rights, the party must initiate arbitration within the time limit established by the statute. Failure to initiate arbitration within such one-year period, or the statutory period, or such extended period as may be mutually agreed upon in writing, will constitute a waiver of any and all claims and such claims will be forever barred.

15.4     Selection  of the  Arbitrator.
         ------------------------------
         Both parties will attempt to agree upon a mutually acceptable arbitrator from the American Arbitration Association's national employment panel. If they are unable to agree upon an arbitrator, then an arbitrator will be selected in accordance with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association.

15.5     Arbitrator's Authority.
         ----------------------
         The arbitration will be conducted according to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitrator will base the decision on the facts presented at the hearing and in accordance with governing law, including statutory and judicial authority. The arbitrator must follow the policies of EMPLOYER in effect at the time of the event giving rise to the dispute. The arbitrator will not have authority to modify or revoke this Arbitration Agreement, EMPLOYEE's Employment Agreement, or any EMPLOYER policy. The arbitrator's decision will be final and binding upon both parties. Except as provided in paragraph seven (7) below, each party will bear its own attorneys' fees and costs in connection with the arbitration. The cost of the arbitrator will be shared equally by both parties.

15.6     Right of Representation.
         ------------------------
         All parties are entitled to representation by counsel or by any other person whom the party designates.

15.7     Discovery.
         ---------
         The parties may engage in discovery to the extent permitted under the California Arbitration Act. The arbitrator will rule on all discovery disputes and may limit discovery to that reasonably necessary to arbitrate the issues presented.

15.8     Remedies.
         ---------
         The arbitrator may award such remedy as he deems just and equitable, including any remedy that would have been available if the matter had been heard in court. Any remedies awarded, however, will be awarded for the purpose of making the injured party whole and will be limited to actual and foreseeable damages proximately caused by the event giving rise to liability and will, where applicable, be limited by the terms of EMPLOYEE's Employment Agreement. The arbitrator can award punitive damages to the extent permitted by statute or common law. In addition, an arbitrator may award reasonable attorneys' fees to the prevailing party if such fees are specifically allowed by statute for the violation found by the arbitrator.

15.9 Right to File Administrative Complaint. Nothing in this Agreement will prevent EMPLOYEE from filing a complaint with the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, or any other federal or state agency charged with protecting the rights of EMPLOYEE.

15.10 Not withstanding anything to the contrary set forth herein, the provisions of this Article XV shall not apply to any dispute, controversy, claim or the like between EMPLOYER and EMPLOYEE arising out of or in connection with the Confidentiality Agreement attached hereto Exhibit B. In any such case the terms and conditions of said Confidentiality Agreement shall apply.

                                   ARTICLE XVI
         COOPERATION
         ------------
                  Both parties to this Agreement agree to use their best efforts to cooperate with one another in good faith.

                                  ARTICLE XVII
         NO THIRD PARTY BENEFICIARIES
         ----------------------------
                  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

                                  ARTICLE XVIII
         ENTIRE AGREEMENT
         ----------------
                  This Agreement states the entire contract between the parties with respect to the subject matter of this Agreement and supersedes any oral or written proposals, statements, discussions, negotiations, or other agreements before or contemporaneous to this Agreement. The parties acknowledge that they have not been induced to enter into this Agreement by any oral or written representations or statements not expressly contained in this Agreement. This Agreement may be modified only by mutual agreement of the parties provided that, before any modification shall be operative or valid, it be reduced to writing and signed by both parties.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on that day and year, set forth hereinabove.

                               EMPLOYER
                               --------

                               MR3 SYSTEMS, INC.

                               By: /s/ Randall S. Reis
                                   -----------------------------------
                                       Randall S. Reis, Chairman & CEO

                               EMPLOYEE
                               --------

                                   /s/ Larry J. Hopper
                                   -------------------
                                       Larry J. Hopper
         EXHIBIT "A"
         -----------

         DUTIES AND RESPONSIBILITIES OF EMPLOYEE
         ---------------------------------------

EMPLOYEE shall perform the duties, and have the responsibilities, generally associated with the position of Senior Vice President, Business Development of a corporation in a comparable stage of development as EMPLOYER. However, these duties and responsibilities, at least during the first 5 calendar quarters of this Agreement shall be prioritized as follows:

1. The development of EMPLOYER's business in the steel industry, with primary emphasis of the processing of electric arc furnace dust ("EAF"), and secondary emphasis on projects such as the Dupont Tin and AK Steel EGL projects.

2. Assisting EMPLOYER in the procurement of low cost feedstock and source materials for its Butte, Montana facility and in the sale of the output of that facility.

3. Pursuing any opportunities that may arise out of existing EMPLOYER relationships, such as the relationship with Applied Materials.

4. Working with the EMPLOYER and any of its consultants to research and determine all the potential business development opportunities for the EMPLOYER, including identifying all potential markets, the size and location of those markets, the advisability of the EMPLOYER participating in those markets and the projected net revenue to EMPLOYER from any such participation. The result of this research is to prioritize EMPLOYER's targeting of potential markets, which EMPLOYEE will then seek to develop on behalf of EMPLOYER pursuant to a business plan approved by its Board of Directors.

With respect to priority no. 1 above, EMPLOYEE shall have two Milestones to reach during the Initial Term of this Agreement, to which his Compensation is tied pursuant to Section 2 of this Agreement, as follows:

         (a) Milestone I: EMPLOYEE shall have caused EMPLOYER to reach final agreements on the installation of MR3 plants to process EAF on the properties of two steel companies on or before June 30, 2001, processing no less than a total of 25,000 tons of EAF per year.

         (b) Milestone II: EMPLOYEE shall have caused EMPLOYER to reach final agreements on the installation of MR3 plants to process EAF on the properties of two additional steel companies on or before December 31, 2001, processing no less than a total of 50,000 tons of EAF per year.

EMPLOYEE shall be responsible for monitoring the prioritization of these duties, with first priority and emphasis on reaching the Milestones set forth above. Should EMPLOYEE determine that EMPLOYER is jeopardizing EMPLOYEE's ability to reach these Milestones by asking EMPLOYEE to devote time to lesser priority items, EMPLOYEE shall notify EMPLOYER immediately. Any material change in the priority listed above shall then result in a change in the timing of the Milestones, upon mutual agreement between EMPLOYER and EMPLOYEE.

         EXHIBIT "B"
         -----------

CONFIDENTIALITY AGREEMENT


THIS AGREEMENT is made and entered into this 15th day of September, 2000, by and between:

MR3 Systems, Inc. ("EMPLOYER "), a Delaware corporation, whose address is Pier 54, San Francisco, California 94107, and

Larry J. Hopper ("EMPLOYEE"), whose address is 1909 Eagle Ridge Drive, Monroeville, PA 15146.

EMPLOYER and EMPLOYEE, respectively, may each from time to time be individually referred to herein as a "Party", or collectively as the "Parties", or, as the case may be, as the "EMPLOYER" or the "EMPLOYEE".

WHEREAS:

         A. EMPLOYER and EMPLOYEE have entered into a Employment Agreement ("Employee Agreement"); and

         B.       From  time  to  time  prior  to and  during  the  term  of the
Employment  Agreement,   EMPLOYER  may  disclose  confidential  and  proprietary
information to the EMPLOYEE.

NOW IT IS HEREBY AGREED as follows:

1.       EMPLOYEE  hereby agrees to undertake the following  with respect to the
         confidential   information   listed   below  and   hereby   defined  as
         "Confidential Information":

         (a) all kinds of drawings, sketches, photographs, layouts, artwork, specifications, including without limitation design, manufacturing, installing, and operating drawings (e.g., copies, films, reproductions, etc.) for the MR3 Technology and/or the operation of a EMPLOYER System, and other related products and matters ("Products");

         (b) EMPLOYER's financial and pricing information, business plans, research and development, work in progress, existing and potential commercial relationships, services or marketing plans, information embodied in its technologies, including equipment, systems, software, codes, products or chemical formulas, media, operations, manuals, designs, letters, negotiation documents, product descriptions, part descriptions, data, reports, plans, proposals, know-how, methodology, brochures, descriptions, and other documents and objects of every description and all related information; and

2. All Confidential Information shall be treated by the EMPLOYEE as confidential, shall be kept secret by the EMPLOYEE, shall not be disclosed, directly or indirectly, by the EMPLOYEE to any third party without the express written consent of the EMPLOYER and shall be used by the EMPLOYEE exclusively for the purposes of performing his obligations under, and otherwise complying with the terms and conditions of, the Employee Agreement, including all attachments, exhibits and schedules thereto.

3.       The  obligations  of   confidentiality   and   non-disclosure  and  the
         restrictions of use contained herein shall not apply to information which the EMPLOYEE can demonstrate:

         (a) is available to the public at the time it is disclosed or thereafter becomes available to the public; or

         (b)      is known to the EMPLOYEE at the time of disclosure; or

         (c) properly comes into the possession of the EMPLOYEE from an independent source not bound by a confidentiality obligation.

         However, specific aspects of the Confidential Information shall not be deemed to be within the scope of exceptions (a), (b) and (c) above merely because they are broadly encompassed by more general information which is in the public domain or in the EMPLOYEE's possession or is disclosed to the EMPLOYEE by a third party.

4.       EMPLOYEE   further  agrees  that  without  the  express  prior  written permission of EMPLOYER:

         (a) it will not use the Confidential Information of MR3 to operate (or subcontract others to operate) any high affinity metals capture technology similar to the MR3 System or to produce (or subcontract others to produce) Products or any similar items for anyone other than MR3 ; and

         (b) it will not use or otherwise disclose any such Confidential Information to any third party.

5. EMPLOYEE confirms that the Confidential Information has been and shall remain the sole property of the EMPLOYER and upon receipt of a request from the EMPLOYER, agrees to immediately return to the EMPLOYER any Confidential Information, including any drawings, photographs, specifications or other documents in its possession without retaining any summaries, photocopies or other reproductions of the above.

6. EMPLOYEE further confirms that any Confidential Information received has been and shall remain the property of the EMPLOYER, and the EMPLOYEE shall not claim or apply for any kind of intellectual property rights pertaining to or relevant to the Confidential Information.

7. EMPLOYEE acknowledges that the remedies provided by law for a violation of his obligations would be inadequate and that the EMPLOYER will be irreparably damaged in the event of a breach of this Agreement. Consequently, EMPLOYER shall be entitled to, and the EMPLOYEE shall not in any way object to, an injunction restraining any violation of this Agreement, or any appropriate decree of specific performance, without any bond or other security, or any proof of irreparable damage, being required.

8. The obligations of confidentiality and non-disclosure and the restrictions of use contained herein shall continue for a period of ninety-nine (99) years from the last date that Confidential Information is furnished by a EMPLOYER to a EMPLOYEE.

9. This Agreement may not be modified, amended, rescinded, canceled or waived in whole or in part, except by written instrument, signed by both parties, which makes specific reference to this Agreement and which specifies that this Agreement is being amended or otherwise altered. None of the provisions of this Agreement shall be deemed to be waived by any act or acquiescence on the part of either Party, but only by a writing executed by both Parties.

10. This Agreement will be binding upon permitted successors and assignees of the Parties.

11.      (a)      If during  the  course of any  litigation,  whether or not the
                  EMPLOYEE  is a  party  to such  litigation,  the  EMPLOYEE  is requested  or required to  disclose  Confidential  Information obtained under the scope of this Agreement, the EMPLOYEE shall immediately  notify  EMPLOYER of this fact prior to  divulging the Confidential  Information and shall give EMPLOYER adequate notice of the requests or  requirement so as to allow EMPLOYER
                  sufficient   time  to   seek   judicial   protection   of  the
                  Confidential Information.

         (b) In the event that any Confidential Information within the possession of the EMPLOYEE is believed by the EMPLOYEE to have fallen recently within an exception set forth in Section 3 above and is, therefore, not Confidential Information, then the EMPLOYEE shall, at least sixty (60) days prior to any disclosure or use of such information for any purpose, notify EMPLOYER of this fact in writing.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The Parties hereby agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of the State of California and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of, but not limited to, the courts of the State of California.

13. Each Party agrees to pay all attorneys' fees and associated expenses in connection with this Agreement in the event of default or in the event that the other Party seeks to enforce its rights under any provision of this Agreement.

14. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in the Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then exist.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have signed this Agreement as of September 15, 2000.

EMPLOYER
--------

MR3 SYSTEMS, INC.

By: /s/ Randall S. Reis
    -------------------------------------
        Randall S. Reis, Chairman and CEO


EMPLOYEE
--------

    /s/ Larry J. Hopper
    -------------------
        Larry J. Hopper
                                       11